UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2008

China Tractor Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52716	98-0445019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Donghu Ecological Economic Development Zone Changchun City, Jilin Province. P.R.C.	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-431-82561002

(Former name or former address, if changed since last report)

ROYALTECH CORP.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS;

On September 19, 2008, Royaltech Corp. (the “Company”) amended Article I of its Certificate of Incorporation solely to change the corporate name from “Royaltech Corp.” to “China Tractor Holdings, Inc.” The name change and amendment were completed pursuant to Section 253(b) of the Delaware General Corporation Law through a merger of the Company’s wholly-owned subsidiary, China Tractor Holdings, Inc., with and into the Company. A copy of the Company’s Certificate of Ownership and Merger, as filed with the Secretary of State of the State of Delaware, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

3.1	Certificate of Ownership and Merger as filed with the Secretary of State of the State of Delaware on September 19, 2008.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2008	ROYALTECH CORP.

	By:	/s/ Lau San
Name: Lau San
Title: Chairman and Chief Executive Officer